UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2024

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2024, the board of directors of Alkermes plc (the “Company”) designated Blair C. Jackson, Executive Vice President, Chief Operating Officer of Alkermes, Inc., a wholly-owned subsidiary of the Company, as the Company’s interim principal financial officer and Samuel J. Parisi, Vice President, Finance of Alkermes, Inc., as the Company’s interim principal accounting officer, in each case while Iain M. Brown, the Company’s principal financial officer and principal accounting officer, is on a medical leave of absence and until such time as Mr. Brown is able to resume his positions as principal financial officer and principal accounting officer.

Mr. Jackson, age 51, has served as Executive Vice President, Chief Operating Officer since January 2021, with responsibility for the Company’s global operations, quality, finance, information technology and corporate planning functions. Prior to that, Mr. Jackson served as Senior Vice President, Corporate Planning from July 2018 to January 2021, as Senior Vice President, Business Development from May 2016 to July 2018, and prior to that, in various scientific and corporate roles within the Company. Mr. Jackson received a Bachelor of Arts in Biochemistry from the University of Calgary, a Bachelor of Arts in Chemical Engineering and a Master of Business Administration from the University of Alberta, and a Master of Science in Chemical Engineering from the Massachusetts Institute of Technology. Mr. Jackson will remain entitled to indemnification under his existing agreements with the Company and Alkermes, Inc., and has not otherwise entered into any material plan, contract, arrangement or amendment in connection with this interim appointment.

Mr. Parisi, age 49, has served as Vice President, Finance since July 2020. Prior to that, Mr. Parisi served as Senior Director of Financial Reporting and Compliance from January 2016 to July 2020, and prior to that, in various roles within the finance organization since 2007. Prior to joining Alkermes, Mr. Parisi served as a Certified Public Accountant in the audit practices of UHY LLP from 2005 to 2007 and at KPMG LLP from 1996 to 2004. Mr. Parisi received a Bachelor of Science in Business Administration from the University of Massachusetts Lowell and was formerly a Certified Public Accountant. In connection with this interim appointment, Mr. Parisi is entitled to enter into a deed of indemnification with the Company in substantially the form filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. Mr. Parisi has not otherwise entered into any material plan, contract, arrangement or amendment in connection with this interim appointment.

There is no family relationship between either Mr. Jackson or Mr. Parisi and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and neither Mr. Jackson or Mr. Parisi has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: February 5, 2024	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary